UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 10, 2003
Date of Report (Date of earliest event reported)

QUANTUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On July 10, 2003, Quantum Corporation issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ MICHAEL J. LAMBERT
Michael J. Lambert Executive Vice President, Chief Financial Officer

Dated:    July 10, 2003

EXHIBIT INDEX

Exhibit 99.1   Press release, dated July 10, 2003

Exhibit 99.1-Press release, dated July 10, 2003.

QUANTUM CORPORATION REVISES REVENUE AND EARNINGS EXPECTATIONS FOR FISCAL FIRST QUARTER

SAN JOSE, Calif., July 10, 2003 - Quantum Corp. (NYSE:DSS), a leading provider of data protection systems, today announced that it was lowering its revenue and earnings expectations for its fiscal first quarter (FQ1), ended June 29, 2003.  Quantum now expects revenue to be in the range of $200 million to $205 million, driven primarily by lower-than-expected media revenue and, to a lesser extent, slower-than-expected sequential momentum in tape drive sales after two quarters of significant growth.  As a result of the lower revenue expectations, Quantum now expects a GAAP loss of 6 to 8 cents per share for FQ1 and a non-GAAP loss of 3 to 5 cents per share, which includes the negative impact of tax costs related to foreign withholding taxes.

Quantum also said it expects gross margins for FQ1 to be in the range of 30% to 31% on a GAAP basis and 31% to 32% on a non-GAAP basis.  Operating expenses are expected to be in the range of $68 million to $71 million on a GAAP basis and $65 million to $69 million on a non-GAAP basis, which is unchanged from the guidance Quantum gave on April 28, 2003.   (For a reconciliation of GAAP to non-GAAP expectations, please see the accompanying table entitled “GAAP to Non-GAAP Reconciliation of Projected First Quarter of Fiscal Year 2004 Data.”)

“We are obviously disappointed with these revised expectations, but it’s important to view this one quarter in the broader context of what we’ve accomplished over the last year and the continued work we are doing to achieve long-term success,” said Rick Belluzzo, CEO of Quantum.  “For the fiscal year that ended in March, we gained share both in the super drive category of the tape market and in tape automation, improved gross margins and reduced expenses.  Even with today’s announcement, we expect to see year-over-year revenue growth in both tape drives and our Storage Solutions Group for FQ1.  In addition, as we look forward, we’re excited about the market opportunities we’ll have beginning next quarter with several new generation products such as our SDLT 600 super drive and DX100 enhanced backup solution.”

Quantum will report its FQ1 earnings later this month.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release exclude the impact of acquisition-related intangible asset amortization, special charges, goodwill write-down and adjustment, transitional or discontinued activities and operations, certain non-operating gains and losses, and related adjustments to provision for income taxes on Quantum’s operating results.  These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  Quantum’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the company’s operational performance.  For instance, management believes these non-GAAP financial measures are helpful in assessing Quantum’s core operating results.  In addition, these non-GAAP financial measures facilitate management's internal comparisons to Quantum’s historical operating results and comparisons to competitors' operating results.  Quantum includes these non-GAAP financial measures in this press release because the company believes they are useful to investors in allowing for greater transparency related to supplemental information used by management in its financial and operational decision-making.  In addition, Quantum has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in the company’s financial reporting at this time.  Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the table accompanying this press release.

GAAP TO NON-GAAP RECONCILIATION OF PROJECTED FIRST QUARTER OF FISCAL YEAR 2004 DATA

Projected GAAP Gross Margin Rate	Range of 30-31 percent
Adjustment: Projected amortization of acquisition-related intangibles	Approximately 1 percent
Projected Non-GAAP Gross Margin Rate	Range of 31-32 percent

Projected GAAP Operating Expenses	Range of $68-71 million
Adjustment: Mostly projected amortization of acquisition-related intangibles	Range of $2-3 million
Projected Non-GAAP Operating Expenses	Range of $65-69 million

Projected GAAP and Non-GAAP Tax	Approximately $3 million expense (1)

Projected GAAP Loss Per Share	Range of $0.06-$0.08
Adjustment: Projected amortization of acquisition-related intangibles	Approximately $0.03
Projected Non-GAAP Loss Per Share	Range of $0.03-$0.05

(1) The Company will not benefit losses from operations as a result of it net loss position. The $3 million of tax expense represents foreign withholding tax expense for which a U.S. benefit is not assured.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve a number of risks and uncertainties as identified in the Safe Harbor Statement of the press release.

These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Please see the section of this press release titled Use of Non-GAAP Financial Measures for more information.

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today at 2:00 p.m. PDT.  Dial-in number:  (212) 329-1458.  A telephone replay will be available until Thursday, July 17th at 11:59 p.m. PDT.  To access the replay, dial (800) 405-2236 (Domestic) or (303) 590-3000 (International), and enter access code:  543116.  Quantum will provide a live audio Webcast of the conference call beginning at 2:00 p.m. PDT.  Webcast site: www.quantum.com/investors.

About Quantum

Quantum Corp. (NYSE:DSS), founded in 1980, is a global leader in data protection, meeting the needs of business customers with enterprise-wide storage solutions and services.  Quantum offers a wide range of tape drive and tape automation products for managing, storing and transferring data, and its DLTtape™ technology is the standard for tape backup, archiving, and recovery.  Over the past year, Quantum has also been one of the pioneers in the emerging market of disk-based backup, offering a solution that emulates a tape library and is optimized for data protection.  Quantum sales for the fiscal year ending March 31, 2003, were $871 million. Quantum Corp., 1650 Technology Dr., Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

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Quantum and the Quantum logo are trademarks of Quantum Corporation registered in the United States and other countries.  DLTtape, SDLT and DX are trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Specifically, without limitation, statements relating to our expectation that our revenue for our first fiscal quarter (including our lower than expected media revenue and our slower-than-expected sequential tape drive sales), our gross margins for our first fiscal quarter, our loss per share for our first fiscal quarter, that we expect to see year-over-year growth in both tape drives and our Storage Solutions Group for our first fiscal quarter, and that we will introduce our SDLT 600 and DX100 products into the market in our second fiscal quarter are forward-looking statements within the meaning of the Safe Harbor.  These statements are based on management's current expectations and are subject to certain risks and uncertainties.  As a result, actual results may differ materially from the forward-looking statements contained herein.  Factors that could cause actual results to differ materially from those described herein include, but are not limited to, the amount of orders received in future periods, our ability to timely ship our products, our ability to achieve anticipated pricing, cost and gross margin levels given lower volumes and continuing price and cost pressures, our ability to successfully introduce new products, and acceptance of, and demand for, our products. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Trends and Uncertainties,” pages 43 to 55, in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 30, 2003.  In particular, you should review the risk factors on pages 44, 45, 46, 48 and 54 of our June 30, 2003 Form 10-K under the headings “We are exposed to general economic conditions that have continued to result in significantly reduced sales levels and significant operating losses . . . ”, “SSG currently operates at a loss and may continue to operate at a loss.  If we are unable to make our Storage Solutions business profitable, the losses from this group could materially and adversely affect our business, financial condition and results of operations”, “A majority of our sales come from a few customers, and these customers have no minimum or long-term purchase commitments”, “Our operating results depend on new product introductions, which may not be successful, in which case our business, financial condition and operating results may be materially and adversely affected,” and “Our quarterly operating results could fluctuate significantly, and past quarterly operating results should not be used to predict future performance.”  Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.